UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
______________________________

Date of report (Date of earliest event reported): May 5, 2010

ROME BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27481	16-1573070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 W. Dominick Street, Rome, New York 13440-5810
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (315) 336-7300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders

          On May 5, 2010, Rome Bancorp, Inc. (“the Registrant”) held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”). As of the record date for the Annual meeting, March 12, 2010, 6,797,819 shares of the Registrant’s Common Stock were issued and outstanding and entitled to vote on the matters presented at such meeting. Holders of 5,933,241 shares, or 87.4% of the Registrants Common Stock, which constituted a quorum, were represented at the Annual Meeting in person or by proxy.

          At the Annual Meeting, the Registrant’s shareholders elected three director nominees with terms expiring in 2013 to the Board of Directors and ratified the appointment of the independent registered public accounting firm of Crowe Horwath LLP, as the Registrant’s independent auditor for the year ending December 31, 2010.

          The matters acted upon at the Annual Meeting and the voting tabulation for each matter are as follows:

Proposal No 1: Election of Directors

		Votes		Broker
Nominees:	Votes For	Withheld	Abstentions	Non-Votes
David C. Grow	3,784,289	1,053,111	0	1,095,841

Bruce R. Engelbert	4,774,135	63,265	0	1,095,841

John A. Reinhardt	4,694,110	143,290	0	1,095,841

Proposal No 2: Ratification of Auditors

		Votes		Broker
Ratify the appointment of Crowe	Votes For	Withheld	Abstentions	Non-Votes
Horwath LLP as auditor for 2010.	5,885,556	9,231	38,453	0

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROME BANCORP, INC.

By:	/s/ Charles M. Sprock
Charles M. Sprock
Chairman of the Board, President
and Chief Executive Officer

Date: May 6, 2010